Exhibit 10.10
This Document Prepared By
and After Recording Return to:
Jones Day
3161 Michelson Drive, Suite 800
Irvine, CA 92612
Attn: Cori Capizzi
Address of Property:
500 West Madison Street
Chicago, IL 60661

PIN Nos.:
17-09-342-002-0000
17-09-342-004-0000
17-09-342-005-0000
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND
FIXTURE FILING
(500 West Madison)

by

KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company,
as Mortgagor,

to and in favor of

BANK OF AMERICA, N.A.,
a national banking association,
as Mortgagee, in its capacity as administrative agent for the Lenders identified below

This document serves as a Fixture Filing under the Illinois Uniform Commercial Code, Chapter 810 ILCS 5/9-502(b), et seq.

Mortgagor’s Organizational Identification Number is: DE 5421583
Property Commonly Known As: 500 West Madison Street
City/County: Chicago, County of Cook
State: Illinois

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
(500 West Madison)
This Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing is made as of the 3rd day of November, 2017, by KBSIII 500 West Madison, LLC, a Delaware limited liability company (herein referred to as “Mortgagor”), whose address is c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660, Attention: Brett Merz and Todd Smith, to Bank of America, N.A., a national banking association, whose address is 520 Newport Center Drive, Suite 1100, Newport Beach, California 92660, as Mortgagee, in its capacity as administrative agent (“Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to that certain Loan Agreement of even date herewith, as amended (the “Loan Agreement”) among Borrower (as defined below), Lenders and Administrative Agent.
Recitals
Mortgagor has requested that Lenders make the Loan (as hereinafter defined) to Borrower (as hereinafter defined). As a condition precedent to making the Loan, Lenders have required that Mortgagor execute and deliver this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Administrative Agent.
Grants and Agreements
Now, therefore, in order to induce Lenders to make the Loan to Borrower, Mortgagor agrees as follows:
Article I
Definitions.
As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:
“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.
“Accounts” means all accounts of Mortgagor, within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.
“Administrative Agent” means Bank of America, N.A., a national banking association, in its capacity as administrative agent for Lenders or any successor administrative agent.
“Borrower” means individually and collectively, Mortgagor, KBSIII 60 South Sixth Street, LLC, a Delaware limited liability company KBSIII Preston Commons, LLC, a Delaware limited liability company, KBSIII Sterling Plaza, LLC, a Delaware limited liability company, KBSIII One Washingtonian, LLC, a Delaware limited liability company, KBSIII Towers At Emeryville, LLC, a Delaware limited liability company, KBSIII Ten Almaden, LLC, a Delaware limited liability company, and KBSIII Legacy Town Center, LLC, a Delaware limited liability company.
“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, hereafter executed by Mortgagor.
“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.
“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.
“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any covenants, conditions or restrictions in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith executed by Mortgagor in favor of Administrative Agent pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified. The Environmental Agreement is one of the Loan Documents, but this Mortgage does not secure the obligations of Mortgagor under the Environmental Agreement.
“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.
“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including reasonable attorneys’ fees actually incurred, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.
“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.
“Guarantor” means KBS REIT Properties III, LLC, a Delaware limited liability company, and its successors and assigns.
“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Administrative Agent, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.
“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.
“Land” means the real property described in Exhibit A attached hereto and made a part hereof.
“Law” or “Laws” mean all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.
“Lender” means each Lender from time to time party to the Loan Agreement.
“Letter of Credit” means any letter of credit issued by Mortgagee for the account of Mortgagor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.
“Lien” means any mortgage, Mortgage, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Loan” means the loan from Lenders to Borrower, the repayment obligations in connection with which are evidenced by the Notes.
“Loan Agreement” means the Loan Agreement of even date herewith among Borrower, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Loan Documents” means this Mortgage, the Notes, the Guaranty, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Mortgage” means this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Mortgagee” means Administrative Agent and its successors and assigns, in its capacity as administrative agent for the Lenders.
“Note” or “Notes” mean (i) one or more promissory notes made by Borrower and payable to the order of each of the Lenders in the aggregate face principal amount of One Billion Ten Million and No/100 Dollars ($1,010,000,000.00), and each bearing interest as provided in the Loan Agreement, and (ii) all other promissory notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified. Additionally, the Notes provide that the principal balance evidenced thereby shall bear interest at a floating rate of interest subject to change from time to time.
“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Mortgage.
“Obligations” means all present and future debts, obligations and liabilities of Borrower to Mortgagee and/or Lenders arising pursuant to, and/or on account of, the provisions of this Mortgage, the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Borrower under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage. Additionally, “Obligations” means such additional amounts as Administrative Agent or Lenders may from time to time advance pursuant to the terms and conditions of this Mortgage and not met by Mortgagor, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Mortgage or for the protection of the lien of this Mortgage, together with interest thereon.
“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Mortgagee and insuring Mortgagee’s interest in the Property which are acceptable to Mortgagee as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance disclosed to Mortgagee in any commitment for title insurance delivered to Mortgagee or otherwise disclosed in writing to Mortgagee that Mortgagee shall expressly approve in writing in its sole and absolute discretion.
“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.
“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and neither Mortgagee nor Lenders shall have any responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Mortgagee under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; and (g) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Mortgagee related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Mortgagee to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.
“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.
“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments.
“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.
“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights-of-way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights of way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.
“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.
“State” means the state in which the Land is located.
“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into on or any time after the date hereof, between Swap Counterparty and Borrower, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
“Swap Counterparty” means a Lender or an Affiliate of a Lender, in its capacity as counterparty under any Swap Contract.
“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to, on or anytime after the date hereof between Swap Counterparty and Borrower so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Mortgage in connection with the Loan.
“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
Article II
Granting Clauses; Condition of Grant.
Section 2.1    Conveyances and Security Interests.
In order to secure the prompt payment and performance of the Obligations, including any and all renewals, or extensions of the whole or any part thereof (and any such renewals or extensions shall not impair in any manner the validity of or priority of this Mortgage), Mortgagor (a) MORTGAGES AND WARRANTS to Mortgagee the Property TO HAVE AND TO HOLD the Real Property, with all rights, appurtenances, and privileges thereunto belonging, unto the Mortgagee,

Mortgagee’s successors and assigns forever; (b) grants to Mortgagee a security interest in the Personalty; (c) assigns to Mortgagee, and grants to Mortgagee a security interest in, all Condemnation Awards and all Insurance Proceeds; (d) assigns to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor’s right, title and interest in, but not any of Mortgagor’s obligations or liabilities under, all Swap Contracts, Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments, and all Letters of Credit (if any); and (e) assigns to Mortgagee, and grants to Mortgagee a security interest in, all Accounts arising from or related to any transactions related to the Premises (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents), and any account or deposit account from which Mortgagor may from time to time authorize Holder to debit and/or credit payments due with respect to the Loan or any Swap Contract, all rights to the payment of money from Mortgagee under any Swap Contract, and all accounts, deposit accounts and general intangibles including payment intangibles, described in any Swap Contract. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.
Section 2.2    Absolute Assignment of Leases and Rents.
In consideration of the making of the Loan by Lenders to Mortgagor and the other Borrowers, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Mortgagee, for the ratable benefit of Lenders. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Mortgagee and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.
Section 2.3    Security Agreement, Fixture Filing and Financing Statement.
This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Mortgagee, for the ratable benefit of Lenders, under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, Mortgagee shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes Mortgagor’s irrevocable authorization for Mortgagee at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.
Section 2.4    Fixture Financing Statement.
From the date of its recording, this Mortgage shall be effective as a fixture financing statement within the purview of Section 9-502(c) of the Uniform Commercial Code of the State with respect to all sums on deposit with the Mortgagee pursuant to this Mortgage (“Deposits”), and with respect to the Personalty and the goods described herein, which Personalty and goods are or are to become fixtures related to the Property and all replacements of such property, all substitutions for such property, additions to such property, and the proceeds thereof (all of which shall be included in the meaning of the term “Collateral”). The addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are set forth below. This Mortgage is to be filed for recording with the Registrar of Titles of the county or the counties where the Property is located. For this purpose, the following information is set forth:
(a)    Name and Address of Debtor:
KBSIII 500 West Madison, LLC
        c/o KBS Capital Advisors LLC
        800 Newport Center Drive, Suite 700
        Newport Beach, California 92660
(b)    Name and Address of Secured Party:
Bank of America, N.A.
        520 Newport Center Drive, Suite 1100
        Newport Beach, California 92660
(c)    This document covers goods which are or are to become fixtures.
(d)    Debtor is the record owner of the Property.
(e)    Debtor’s chief executive office is located in the state of California.
(f)    Debtor’s state of formation is Delaware.

(g)    Debtor’s exact legal name is as set forth in the first paragraph of this Mortgage.
(h)    Debtor’s organizational identification number is DE 5421583.
(i)    Debtor agrees that:
(i)    Where Collateral is in possession of a third party, Mortgagor will join with Mortgagee in notifying the third party of Mortgagee’s interest and will use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding such Collateral for the benefit of Mortgagee;
(ii)    Mortgagor will cooperate with Mortgagee in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and
(iii)    Until the Obligations are paid in full, Mortgagor will not change the state its company name without giving Mortgagee at least thirty (30) days prior written notice.
Mortgagor hereby appoints Mortgagee as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other statements in connection therewith which Mortgagee deems reasonably necessary or reasonably advisable to preserve and maintain the priority of the lien hereof, or to extend the effectiveness thereof, under the Uniform Commercial Code of the State or any other laws which may hereafter become applicable. This power, being coupled with an interest, shall be irrevocable so long as any part of the Obligations remains unpaid. Mortgagor shall pay to Mortgagee, from time to time, upon demand, any and all costs and expenses incurred by Mortgagee in connection with the filing of any such statements including, without limitation, reasonable attorneys’ fees and all disbursements and such amounts shall be part of the Obligations secured by this Mortgage.
Section 2.5    Release of Mortgage and Termination of Assignments and Financing Statements.
If and when Borrower has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Mortgagee will promptly provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.
Article III
Representations and Warranties.
Mortgagor makes the following representations and warranties to Mortgagee and each of the Lenders:

Section 3.1    Title to Real Property.
To Mortgagor’s knowledge and belief, Mortgagor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. To Mortgagor’s knowledge and belief, Mortgagor has the right and authority to convey the Real Property and does hereby convey the Real Property in accordance with the terms of this Mortgage with general warranty. To Mortgagor’s knowledge and belief, the Real Property is subject to no Encumbrances other than the Permitted Encumbrances and Taxes, not yet delinquent.
Section 3.2    Title to Other Property.
To Mortgagor’s knowledge and belief, Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. To Mortgagor’s knowledge and belief, none of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.
Section 3.3    Property Assessments.
The fee portion of the Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that such fee portion of the Real Property is not subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.
Section 3.4    Independence of the Real Property.
Except as disclosed in the underlying documents referenced in the title commitment relating to the Property delivered to Administrative Agent in connection with the making of the Loan, no buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and, to Mortgagor’s knowledge and belief, none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. To Mortgagor’s knowledge and belief, the Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.
Section 3.5    Existing Improvements.
To Mortgagor’s knowledge and belief, the existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.
Section 3.6    Leases and Tenants.
To Mortgagor’s knowledge and belief, and except as expressly disclosed to Administrative Agent in writing, the Leases are valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, and except as expressly disclosed to Administrative Agent in writing, Mortgagor has not accepted any Rents more than thirty (30) days in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Mortgagee, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief and except as disclosed to Administrative Agent in writing, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.
Section 3.7    Usury.
Mortgagor represents and agrees that the proceeds of the Loan Documents will be used for the purposes specified in 815 ILCS 205/4 and that the Obligations constitute a business loan which comes within the purview of said 815 ILCS 205/4.
Article IV
Affirmative Covenants.
Section 4.1    Obligations.
Mortgagor agrees to promptly pay and perform all of the Obligations in accordance with the terms of the Loan Documents, time being of the essence in each case.
Section 4.2    Property Assessments; Documentary Taxes.
Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Mortgagee, upon written demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Except as may be permitted pursuant to the provisions of Section 4.3 below, Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.
Section 4.3    Permitted Contests.
Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Mortgagee nor any Lenders is subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Mortgagee (including the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee and each Lender harmless against all Claims in connection therewith. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN

PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.
Section 4.4    Compliance with Laws.
Mortgagor will comply with and not knowingly violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.
Section 4.5    Maintenance and Repair of the Property.
Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.
Section 4.6    Additions to Security.
All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Mortgagee such further documents as may be reasonably required by the terms of the Loan Agreement and the other Loan Documents.
Section 4.7    Subrogation.
To the extent permitted by Law, Mortgagee shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Mortgagee or any Lender whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Mortgagee or any Lender to pay or discharge any Lien.
Section 4.8    Leases.
(a)    Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Mortgagee as provided under the terms of the Loan Agreement.

(b)    Neither Mortgagee nor any Lender shall be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Mortgagee or any Lender any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).
(c)    No approval of any Lease by Mortgagee shall be for any purpose other than to protect Mortgagee’s security and to preserve Mortgagee’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.
Section 4.9    Illinois Responsible Property Transfer Law.
Mortgagor represents and warrants, to Mortgagor’s knowledge, that the Property: (i) contains no facilities that are subject to reporting (by either Mortgagor or any tenant or lessee thereof or other Person in possession or occupancy of any portion thereof) under Sections 311 and 312 of the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11001 et seq.); (ii) is not the site of any underground storage tanks for which notification is required under 42 U.S.C. §6991a and other applicable Law; and (iii) is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) (42 U.S.C. §9616). Mortgagor represents that the transactions contemplated by this Instrument are not subject to the Illinois Responsible Property Transfer Act. Any part of the Property may be released by Mortgagee from the Lien created by this Mortgage. Any such partial release is at the sole option of Mortgagee; Mortgagee is not obligated to grant partial releases. Any such partial release will not affect the Lien created by this Mortgage as to the remainder of the Property.
Article V
Negative Covenants.
Section 5.1    Encumbrances.
Except as expressly permitted in this Mortgage, Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Mortgagee’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance (and shall not be deemed in default hereunder), provided that Mortgagor does so diligently and without prejudice to Mortgagee or delay in completing construction of the Improvements. Mortgagor shall give Mortgagee Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property. Mortgagor agrees that it shall indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including any judgments, reasonable attorneys’ fees and costs, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging priority over the lien of this Mortgage.

Section 5.2    Transfer of the Property.
With the exception of Permitted Transfers (as defined in the Loan Agreement), Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories and other Transfers expressly permitted in this Mortgage).
Section 5.3    Removal, Demolition or Alteration of Accessories and Improvements.
Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Mortgagee and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor shall be deemed to have subjected such Accessories to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Mortgagee to be applied to the prepayment of the principal of the Loan. Notwithstanding the foregoing, nothing herein shall limit Mortgagor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Mortgagee or otherwise existing as of the date of this Mortgage), tenant improvements ongoing as of the date hereof, or any capital improvements to the Property.
Section 5.4    Additional Improvements.
Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Mortgagee and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor will complete and pay for, prior to delinquency, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right-of-way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land. Notwithstanding the foregoing, nothing herein shall limit Mortgagor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Mortgagee), or any capital improvements to the Property.
Section 5.5    Restrictive Covenants, Zoning, etc.
Without the prior written consent of Mortgagee and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Except as expressly permitted in this Mortgage, Mortgagor (a) will promptly perform and observe, and use commercially reasonable efforts to cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.
Article VI
Events of Default.
The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:
Section 6.1    Payment Obligations.
Borrower fails to pay any of the Obligations within five (5) business days after same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.
Section 6.2    Transfers.
Mortgagor fails to comply with the provisions of Section 5.2 above.
Section 6.3    Other Obligations.
Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Mortgagee.
Section 6.4    Event of Default Under Other Loan Documents.
An Event of Default (as defined therein) occurs under the Notes or the Loan Agreement, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period) and in accordance with the terms of the applicable Loan Documents, or if no such grace or cure period is specified, such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Mortgagee.
Section 6.5    Default Under Other Lien Documents.
A default occurs (and is not cured within any applicable notice and/or cure period) under any other mortgage, Mortgage or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.6    Execution; Attachment.
Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.
Article VII
Rights and Remedies.
Upon the happening, and during the continuance of any Event of Default, Mortgagee shall have the right, in addition to any other rights or remedies available to Mortgagee under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:
Section 7.1    Acceleration.
Mortgagee may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor).
Section 7.2    Foreclosure; Judicial Foreclosure.
In the event that any provision in this Mortgage shall be inconsistent with any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq. herein called the “Act”), the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act. If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon the occurrence, and during the continuance, of an Event of Default which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under 735 ILCS 5/15-1510 and 735 ILCS 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Obligations.
Mortgagee may institute one or more actions of foreclosure on this Mortgage or to institute other proceedings according to Law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Obligations and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.
To the extent permitted by law, Mortgagee has the option of proceeding as to both the Real Property and the Personalty in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the UCC will not apply. Mortgagee also has the option of exercising, in respect of the Property consisting of Personalty, all of the rights and remedies available to a secured party upon default under the applicable provisions of the UCC in effect in the jurisdiction where the Real Property is located. In the event Mortgagee elects to proceed with respect to the

Personalty separately from the Real Property, whenever applicable provisions of the UCC require that notice be reasonable, ten (10) days’ notice will be deemed reasonable.
Section 7.3    Remedies under the Loan Agreement.
Without limiting the other rights and remedies of Mortgagee set forth in this Mortgage, Mortgagee may exercise any and all rights and remedies of Mortgagee specified in the Loan Agreement, or at law or equity.
Section 7.4    Possession of Property Not Required.
Upon any sale of any item of the Property made pursuant to judicial proceedings for foreclosure (“Judicial Sale”), it will not be necessary for any public officer acting under execution or order of the court (a “Selling Official”) to have any of the Property present or constructively in his possession.
Section 7.5    Mortgages of Conveyance and Transfer.
Upon the completion of every Judicial Sale, the Selling Official will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold. Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor’s name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor’s rights, title and interest in the items of Property which are sold. Mortgagor hereby ratifies and confirms all that such attorneys-in-fact lawfully do pursuant to such power. Nevertheless, Mortgagor, if so requested by the Selling Official, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Mortgages of conveyance and transfer as may be reasonably specified in any such request.
Section 7.6    Recitals
The recitals contained in any Mortgage of conveyance or transfer made by a Selling Official to any purchaser at any Judicial Sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of an Event of Default, and the advertisement and conduct of such Judicial Sale in the manner provided herein or under applicable Law, and the qualification of the Selling Official. All prerequisites to such Judicial Sale will be presumed from such recitals to have been satisfied and performed.
Section 7.7    Divestiture of Title; Bar.
To the extent permitted by applicable Law, every Judicial Sale, and every sale made as contemplated by this Mortgage, will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

Section 7.8    Receipt of Purchase Money Sufficient Discharge.
A receipt from any Person authorized to receive the purchase money paid at any Judicial Sale, or other sale contemplated by this Mortgage, will be sufficient discharge therefor to the purchaser. After paying such purchase money and receiving such receipt, neither such purchaser nor such purchaser’s heirs, executors, administrators, personal representatives, successors or assigns will have any responsibility or liability respecting the application of such purchase money or any loss, misapplication or non-application of any of such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.
Section 7.9    Purchase by Mortgagee.
In any Judicial Sale, or other public sale made as contemplated by this Mortgage, Mortgagee may bid for and purchase any of the Property being sold, and will be entitled, upon presentment of the relevant Loan Documents and documents evidencing the same, to apply the amount of the Obligations held by it against the purchase price for the items of the Property so purchased. The amount so applied will be credited against the Obligations in accordance with the terms of the Loan Agreement.
Section 7.10    Sale of Portion of Mortgaged Property.
This Mortgage and the Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by a Judicial Sale of less than all of the Property.
Section 7.11    Judicial Action.
Mortgagee shall have the right from time to time to sue Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.
Section 7.12    Collection of Rents.
Upon the occurrence, and during the continuance, of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Mortgagee may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Mortgagee may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limitation to the generality of the foregoing, Mortgagee may notify the tenants under the Leases that all Rents are to be paid to Mortgagee, and following such notice all Rents shall be paid directly to Mortgagee and not to Mortgagor or any other Person other than as directed by Mortgagee, it being understood that a demand by Mortgagee on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Mortgagee without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Mortgagee instead of to Mortgagor, upon receipt of written notice from Mortgagee, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Mortgagee as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Mortgagee’s name: (i) to endorse all checks and other Mortgages received in payment of Rents and to deposit the same in any account selected by Mortgagee; (ii) to give receipts and releases in relation thereto; (iii) to institute, prosecute and/or settle actions for the recovery of Rents; (iv) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (v) to cancel any Leases; (vi) to enter into new Leases; and (vii) to do all other acts and things with respect to the Leases and Rents which Mortgagee may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Mortgagor shall pay, on demand, to Mortgagee, the amount of any deficiency between (i) the Rents received by Mortgagee, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.
Section 7.13    Receiver.
Upon, or at any time prior or after, the filing of any complaint to foreclose the lien of this Mortgage or instituting any other foreclosure of the liens and security interests provided for in this Mortgage or any other legal proceedings under this Mortgage, Mortgagee may, at Mortgagee’s sole option, make application to a court of competent jurisdiction for appointment of a receiver pursuant to Section 15-1702 of the Act for all or any part of the Property, as a matter of strict right and without notice to Mortgagor, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Mortgagee, but nothing herein is construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the Law to have a receiver appointed; provided that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of all of the rents, issues, deposits and profits pursuant to other terms and provisions set forth in this Mortgage. Such appointment may be made either before or after sale, without notice; without regard to the solvency or insolvency, at the time of application for such receiver, of the Person or Persons, if any, liable for the payment of the Obligations; without regard to the value of the Property at such time and whether or not the same is then occupied as a homestead; without bond being required of the applicant; and Mortgagee hereunder or any employee or agent thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by Section 15-1704 of the Act, including the power to take possession, control and care of the Property and to collect all rents, issues, deposits, profits and avails thereof during the pendency of such foreclosure suit and apply all funds received toward the Obligations, and in the event of a sale and a deficiency where Mortgagor has not waived its statutory rights of redemption, during the full statutory period of redemption, as well as during any further times when Mortgagor or its administrators, legal representatives, successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues, deposits, profits and avails, and shall have all other powers that may be necessary or useful in such cases for the protection, possession, control, management and operation of the Property during the whole of any such period. To the extent permitted by law, such receiver may extend or modify any then existing Leases and make new leases of the Property or any part thereof, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Loan, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all Persons whose interests in the Property are subject to the lien hereof, and upon the purchaser or purchasers at any such foreclosure sale, notwithstanding any redemption from sale, discharge of indebtedness, satisfaction of foreclosure decree or issuance of certificate of sale or deed to any purchaser.
Section 7.14    Taking Possession or Control of the Property.
To the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Mortgagee may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its agents and employees therefrom.
Section 7.15    Management of the Property.
Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.13, Mortgagee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Mortgagee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Mortgagee shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.
Section 7.16    Uniform Commercial Code.
Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Mortgagor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Mortgagee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.17    Application of Proceeds.
Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article and any other proceeds received by Mortgagee from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Mortgagee may elect.
Section 7.18    Other Remedies.
Mortgagee shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.
Article VIII
[Reserved].
Article IX
Miscellaneous.
Section 9.1    Rights, Powers and Remedies Cumulative.
Each right, power and remedy of Mortgagee as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.
Section 9.2    No Waiver by Mortgagee.
No course of dealing or conduct by or among Mortgagee and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Mortgagee to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Mortgagee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Mortgagee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee, or (c) Mortgagee’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Mortgagee may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Mortgagee may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Mortgagee may elect in its sole discretion.
Section 9.3    Waivers and Agreements Regarding Remedies.
To the fullest extent Mortgagor may do so, Mortgagor hereby:
(a)    acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate as defined in 735 ILCS 5/15-1201 of the Act, or residential real estate (as defined in 735 ILCS 15/1219 of the Act), and to the full extent permitted by law, hereby voluntarily and knowingly waives any rights to reinstatement and redemption as allowed under 735 ILCS 5/15-1601 of the Act, and to the full extent permitted by law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium Laws under any state or federal Law;
(b)    waives all rights to a marshalling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;
(c)    waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and
(d)    waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 9.4    Successors and Assigns.
All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Mortgagee, its successors and assigns.
Section 9.5    No Warranty by Mortgagee.
By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.
Section 9.6    Amendments.
This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.
Section 9.7    Severability.
In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Mortgagee, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 9.8    Notices.
All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9    Joint and Several Liability.
If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Mortgagee may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.
Section 9.10    Rules of Construction.
The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. Any reference to a Property street address(es) is for administrative and reference purposes only. In the event of any conflict between a Property street address(es) listed herein and Exhibit A attached hereto, the legal description set forth on Exhibit A shall control. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.
Section 9.11    Governing Law.
This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.
Section 9.12    Use of Proceeds.
Mortgagor represents and warrants to Mortgagee (a) that the proceeds of the Note secured by this Mortgage will be used for the purposes specified in 815 ILCS 205/4(1)(c) (or any substitute, amended or replacement statute), and that the Obligations constitutes a business loan which comes within the purview of said 815 ILCS 205/4(1)(c), and (b) that the Loan evidenced by the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601 et seq.

Section 9.13    Interest Laws.
It being the intention of Mortgagee and Mortgagor to comply with the laws of the State of Illinois, it is agreed that notwithstanding any provision to the contrary in the Loan Agreement, the Notes, this Mortgage or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by the Notes. If any Excess Interest is provided for, or is adjudicated to be provided for, in the Loan Agreement, the Notes, this Mortgage or any of the other Loan Documents, then in such event: (a) the provisions of this Section shall govern and control; (b) neither Mortgagor nor any other party obligated under the terms of the Notes or any of the other Loan Documents shall be obligated to pay any Excess Interest; (c) any Excess Interest that Mortgagee or any Lender may have received hereunder shall, at the option of Mortgagee, be (i) applied as a credit against the then unpaid principal balance under the Notes, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the rates of interest payable under the terms of the Loan Agreement and the Notes shall be subject to automatic reduction to the maximum lawful contract rate allowed under the applicable usury laws of the aforesaid State, and the Loan Agreement, the Notes, this Mortgage and the other Loan Documents shall be deemed to be automatically reformed and modified to reflect such reduction in such interest rate(s); and (e) neither Mortgagor nor any other party obligated under the terms of the Loan Agreement, the Notes or any of the other Loan Documents shall have any action against Mortgagee for any damages whatsoever arising out of the payment or collection of any Excess Interest.
Section 9.14    Other Amounts Secured; Maximum Indebtedness.
Mortgagor acknowledges and agrees that this Mortgage secures the entire principal amount of the Note and interest accrued thereon, regardless of whether any or all of the Loan proceeds are disbursed on or after the date hereof, and regardless of whether the outstanding principal is repaid in whole or part or are future advances made at a later date, any and all litigation and other expenses and any other amounts as provided herein or in any of the other Loan Documents, including, without limitation, the payment of any and all liquidated damages, expenses and advances due to or paid or incurred by Mortgagee in connection with the Loan, all in accordance with the Loan commitment issued in connection with this transaction and the Loan Documents. Under no circumstances, however, shall the total indebtedness secured hereby exceed $2,020,000,000.00. It is agreed that any future advances made by Mortgagee for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, made at any time from and after the date of this Mortgage, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage. This Mortgage shall be valid and have priority to the extent of the full amount of the indebtedness secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

Section 9.15    Adjustable Mortgage Loan Provision.
The Notes which this Mortgage secures are adjustable notes on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Notes and the Loan Agreement.
Section 9.16    Deed in Trust.
If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.
Section 9.17    Collateral Protection Act.
Unless Mortgagor provides Mortgagee with evidence of the insurance required by this Mortgage or any other Loan Document, Mortgagee may purchase insurance at Mortgagor’s expense to protect Mortgagee’s interest in the Property or any other collateral for the Obligations. This insurance may, but need not, protect Mortgagor’s interests. The coverage Mortgagee purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Property or any other collateral for the Obligations. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required under this Mortgage or any other Loan Document. If Mortgagee purchases insurance for the Property or any other collateral for the Obligations, Mortgagor shall be responsible for the costs of that insurance, including interest in any other charges that Mortgagee may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Mortgagor may be able to obtain on its own. For purposes of the Illinois Collateral Protection Act, 815 ILCS 180/1 et seq., Mortgagor hereby acknowledges Mortgagee’s right pursuant to this Section to obtain collateral protection insurance.
Section 9.18    Forbidden Entity.
Mortgagor hereby certifies that it is not a “forbidden entity” as that term is defined in Section 1-110.6 of the Illinois Pension Code, 40 ILCS 5/1-110.6.
Section 9.19    Rights of Tenants.
Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Property having an interest in the Property prior to that of Mortgagee. The failure to join any such tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Obligations, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Property, any statue or rule of law at any time existing to the contrary notwithstanding.

Section 9.20    Revolving Credit.
This Mortgage secures, among other obligations which comprise the indebtedness secured hereby, the Notes which evidence loans and advances made or to be made by Lenders to Mortgagor from time to time, the aggregate principal amount of which shall not exceed at any one time a maximum amount of One Billion Ten Million and No/100 Dollars ($1,010,000,000.00), plus interest thereon as provided in the Loan Agreement and the Notes, and any disbursements made for the payment of taxes, special assessments or insurance on the Property or any other amounts advanced or made by Mortgagee or Lenders, with interest on such disbursements. Such loans or advances constitute “revolving credit” as defined in 205 ILCS 5/5d. All future advances made by Mortgagee or Lenders for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee or any Lender, made at any time from and after the date of this Mortgage, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage. This Mortgage shall be valid and have priority to the extent of the full amount of the indebtedness secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.
Section 9.21    Entire Agreement.
The Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Mortgagee to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9.22    Limited Recourse Provision.
Mortgagee shall have no recourse against, nor shall there be any personal liability to, the members of Mortgagor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Mortgagor with respect to the obligations of Mortgagor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Mortgagor’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Mortgagee’s right to exercise any rights or remedies against any collateral securing the Loan.

Article X
Non-Borrower Mortgagor.
Section 10.1    Definition. As used in this Article X, “Third Party Secured Obligation” means any obligation secured by this Mortgage which is required to be performed by any Borrower under the Loan Agreement other than Mortgagor.
Section 10.2    Rights of Mortgagee. Mortgagor authorizes Mortgagee to perform any or all of the following acts at any time in its sole discretion, all without notice to Mortgagor and without affecting Mortgagee’s rights or Mortgagor’s obligations under this Mortgage:
(a)    Mortgagee may alter any terms of the Third Party Secured Obligations or any part of them, including renewing, compromising, modifying, extending or accelerating, terminating early, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Third Party Secured Obligations or any part of them.
(b)    Mortgagee may enforce or forbear from enforcing the Third Party Secured Obligations on a net or gross basis.
(c)    Mortgagee may take and hold security for the Third Party Secured Obligations, accept additional or substituted security for that obligation, and subordinate, exchange, enforce, waive, release, reconvey, compromise, fail to perfect and sell or otherwise dispose of any such security.
(d)    Mortgagee may direct the order and manner of any sale of all or any part of any security now or later to be held for the Third Party Secured Obligations, and Mortgagee may also bid at any such sale and may apply all or any part of the Third Party Secured Obligations against the amount so bid.
(e)    Mortgagee may apply any payments or recoveries from Borrower (or any of them), Mortgagor or any other source, and any proceeds of any security, to the Third Party Secured Obligations in such manner, order and priority as Mortgagee may elect, whether that obligation is secured by this Mortgage or not at the time of the application.
(f)    Mortgagee may substitute, add or release any Borrower, guarantors or endorsers.
(g)    In addition to the Third Party Secured Obligation, Mortgagee may extend other credit to any Borrower, and may take and hold security for the credit so extended, whether or not such security is also security for the Third Party Secured Obligations, all without affecting Mortgagee’s rights or Mortgagor’s liability under this Mortgage.
Section 10.3    Mortgage to be Absolute.
Mortgagor expressly agrees that until the earlier of (i) the release and reconveyance of this Mortgage in accordance with Section 9.29 of the Loan Agreement, or (ii) the date that the Third Party Secured Obligations are paid and performed in full, and each and every term, covenant and condition of this Mortgage is fully performed, Mortgagor shall not be released by or because of:

(a)    Any act or event which might otherwise discharge, reduce, limit or modify Mortgagor’s obligations under this Mortgage;
(b)    Any waiver, extension, modification, forbearance, delay or other act or omission of Mortgagee, or the failure by Mortgagee to proceed promptly or otherwise against any Borrower, Mortgagor or any security;
(c)    Any action, omission or circumstance which might increase the likelihood that Mortgagor may be called upon to perform under this Mortgage or which might affect the rights or remedies of Mortgagor against any Borrower; or
(d)    Any Borrower becoming insolvent or subject to any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (an “Insolvency Proceeding”) and as a result thereof some or all of the Third Party Secured Obligations being terminated, rejected, discharged, modified or abrogated.
This Mortgage shall remain in full force and effect without regard to, and shall not be affected or impaired, by any invalidity, irregularity or unenforceability, in whole or in part (including with respect to any netting provision) of any Loan Document or Swap Contract or any limitation on the liability of any Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or in the future be caused or imposed in any manner whatsoever. Mortgagor hereby acknowledges that absent this Section 10.3, Mortgagor might have a defense to the enforcement of this Mortgage as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Mortgagor hereby expressly waives and surrenders any defense to any liability under this Mortgage based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Mortgagor that Mortgagor’s obligations under this Mortgage are and shall be absolute, unconditional and irrevocable.
Section 10.4    Mortgagor’s Waivers.
Mortgagor waives:
(a)    All statutes of limitations as a defense to any action or proceeding brought against Mortgagor by Mortgagee, to the fullest extent permitted by law;
(b)    Any right it may have to require Mortgagee to proceed against any Borrower or any other party, proceed against or exhaust any security held from any Borrower or any other party, or pursue any other remedy in Mortgagee’s power to pursue;
(c)    To the extent permitted by applicable law, the benefit of all laws now existing or which may hereafter be enacted providing for any appraisement, valuation, stay, extension, redemption or moratorium;
(d)    All rights of marshaling in the event of foreclosure;
(e)    Any defense based on any claim that Mortgagor’s obligations exceed or are more burdensome than those of any other Borrower;

(f)    Any defense based on: (i) any legal disability of any Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of any Borrower to Mortgagee from any cause, whether consented to by Mortgagee or arising by operation of law or from any Insolvency Proceeding, and (iii) any rejection, disallowance or disaffirmance of any of the Third Party Secured Obligations, or any part of them, or any security held for any of them, in any such Insolvency Proceeding;
(g)    Any defense based on any action taken or omitted by Mortgagee in any Insolvency Proceeding involving any Borrower, including. without limitation, filing, defending, settling or obtaining a judgment or order on any proof of claim or any adversary proceeding, making any election to have Mortgagee’s claim allowed as being secured, partially secured or unsecured, including any election under 11 U.S.C. Section 1111(b), seeking relief from the automatic stay or adequate protection, including submitting an appraisal of any security, voting to reject or accept or failing to vote on any reorganization plan, making any extension of credit by Mortgagee to any Borrower in any Insolvency Proceeding, and the taking and holding by Mortgagee of any security for any such extension of credit, whether or not such security is also security for the Third Party Secured Obligations;
(h)    All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Mortgage and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (other than notices expressly provided for under this Mortgage or under the Loan Agreement); and
(i)    Any defense based on or arising out of any defense that any Borrower may have to the payment or performance of the Third Party Secured Obligations or any part of them other than payment and performance in full.
Section 10.5    Mortgagor’s Additional Waivers.
Mortgagor waives:
(a)    The obligations of Mortgagor hereunder are independent of the obligations of any other Borrower, and a separate action or actions may be brought against Mortgagor whether or not action or suit is brought against any other Borrower or any other Borrower is joined in any such action or actions. At the option of Mortgagee, Mortgagor may be joined in any action or proceeding commenced by Mortgagee against any other Borrower in connection with or based on the Third Party Secured Obligations or any security therefor, and recovery may be had against Mortgagor in such action or proceeding without any requirement that Mortgagee first assert, prosecute or exhaust any remedy or claim against any other Borrower.
(b)    Upon the occurrence and during the continuance of any Event of Default under any of the Loan Documents, Mortgagee in its sole discretion, without prior notice to or consent of Mortgagor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security that Mortgagee may hold for the Third Party Secured Obligations other than the Property hereby encumbered, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust any of the Third Party Secured Obligations or any part of them or make any other accommodation with any other Borrower or Mortgagor, or (iv) exercise any other remedy against any Borrower or any security other than the Property hereby encumbered. With respect to security other than the Property hereby encumbered, no such action by Mortgagee shall release or limit the liability of Mortgagor, who shall remain liable under this Mortgage after the action, even if the effect of the action is to deprive Mortgagor of any subrogation rights, rights of indemnity, rights of contribution, or other rights to collect reimbursement from any Borrower for any recovery by Mortgagee against Mortgagor, whether contractual or arising by operation of law or otherwise. After any foreclosure or deed in lieu of foreclosure of any real or personal property pledged to secure any of the Third Party Secured Obligations, Mortgagor shall under no circumstances be deemed to have any right, title, interest or claim in or to such property, whether it is held by Mortgagee or any third party.
(c)    Regardless of whether Mortgagee may have recovered against Mortgagor, Mortgagor hereby waives, to the extent permitted by applicable law: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement or contribution from any other Borrower or any other party for any recovery by Mortgagee against Mortgagor, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise (collectively, “Reimbursement Rights”), (ii) all rights to enforce any remedy that Mortgagee may have against any other Borrower, and (iii) all rights to participate in any security now or later to be held by Mortgagee for the Third Party Secured Obligations. To the extent Mortgagor’s waiver of Reimbursement Rights is found by a court of competent jurisdiction to be void or voidable for any reason, any Reimbursement Rights Mortgagor may have against any other Borrower or any collateral or security shall be junior and subordinate to any rights Mortgagee may have against such Borrower and to all right, title and interest Mortgagee may have in any such collateral or security. If any amount should be paid to Mortgagor on account of any Reimbursement Rights at any time when any the Third Party Secured Obligations have not been paid in full, such amount shall be held in trust for Mortgagee and shall immediately be paid over to Mortgagee to be credited and applied against the Third Party Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. The covenants and waivers of Mortgagor set forth in this Section 10.5(c) shall be effective until all of the Third Party Secured Obligations have been paid and performed in full and are made solely for the benefit of Mortgagee.
(d)    To the extent applicable, Mortgagor waives any rights and defenses described in Section 2856(a) of the California Civil Code that are or may become available to Mortgagor, including, without limitation, any rights and defenses by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.
(e)    To the extent applicable Mortgagor waives all rights and defenses that Mortgagor may have because any of the Third Party Secured Obligations may be secured by real property other than the Property hereby encumbered. This means, among other things:
(i)    Mortgagee or any Lender may collect from Mortgagor (including enforcing this Mortgage against Mortgagor) without first foreclosing on any real or personal property collateral pledged by any Borrower;
(ii)    If Mortgagee forecloses on any real property collateral pledged by any Borrower:

(A)    The amount of the Third Party Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(B)    Mortgagee or any Lender may collect from Mortgagor (including enforcing this Mortgage against Mortgagor) even if Mortgagee or any Lender, by foreclosing on the real property collateral pledged by any Borrower, has destroyed any right Mortgagor may have to collect from such Borrower.
This Section 10.5(e) is an unconditional and irrevocable waiver, to the extent applicable, of any rights and defenses Mortgagor may have because any of the Third Party Secured Obligations may be secured by real property other than the Property hereby encumbered. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(f)    Without limiting the generality of the foregoing Section 10.5(e), Mortgagor understands and acknowledges that if Mortgagee or any Lender forecloses judicially or nonjudicially against any real property securing any of the Third Party Secured Obligations other than the Property hereby encumbered, that foreclosure could impair or destroy any ability that Mortgagor may have to seek reimbursement, contribution or indemnification from any Borrower or others based on any Reimbursement Right Mortgagor may have for any recovery by Mortgagee under this Mortgage. Mortgagor further understands and acknowledges that in the absence of this Section 10.5, such potential impairment or destruction of Mortgagor’s rights, if any, may, to the extent applicable, entitle Mortgagor to assert a defense to this Mortgage based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this Mortgage, Mortgagor freely, irrevocably and unconditionally: (i) waives and relinquishes, to the extent applicable, that defense and agrees that Mortgagor will be fully liable under this Mortgage even though Mortgagee or any Lender may foreclose judicially or nonjudicially against any real property security for the Third Party Secured Obligations other than the Property; (ii) agrees that Mortgagor will not assert that defense in any action or proceeding which Mortgagee or any Lender may commence to enforce this Mortgage; (iii) acknowledges and agrees that the rights and defenses waived by Mortgagor under this Mortgage include any right or defense that Mortgagor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Mortgagee and each Lender is relying on this waiver in extending credit to Borrowers in the form of the Third Party Secured Obligations, and that this waiver is a material part of the consideration which Mortgagee and each Lender is receiving for extending such credit to Borrowers.
(g)    Mortgagor waives, to the extent applicable, any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure of any property other than the Property hereby encumbered.
(h)    No provision or waiver in this Mortgage shall be construed as limiting the generality of any other provision or waiver contained in this Mortgage.

Section 10.6    Revival and Reinstatement.
If Mortgagee is required to pay, return or restore to any Borrower or any other person any amounts previously paid on any of the Third Party Secured Obligations because of any Insolvency Proceeding of any Borrower, any stop notice or any other reason, the obligations of Mortgagor shall be reinstated and revived and the rights of Mortgagee shall continue with regard to such amounts, all as though they had never been paid, and this Mortgage shall continue to be effective or be reinstated, as the case may be.
Section 10.7    Information Regarding Borrowers.
Mortgagor represents that: (a) Mortgagee has not made any representation to Mortgagor as to the creditworthiness of any Borrower, and (b) no oral promises, assurances, representations or warranties have been made by or on behalf of Mortgagee to induce Mortgagor to execute and deliver this Mortgage. Mortgagor has received and approved copies of all other requested Loan Documents. Before signing this Mortgage, Mortgagor investigated the financial condition and business operations of each other Borrower and such other matters as Mortgagor deemed appropriate to assure itself of each such Borrower’s ability to discharge its obligations in connection with the Third Party Secured Obligations. Mortgagor assumes full responsibility for that due diligence and for keeping informed of all matters which may affect any Borrower’s ability to pay and perform its obligations to Mortgagee. Mortgagee has no any duty to disclose to Mortgagor any information which Mortgagee may have or receive about any Borrower’s financial condition or business operations or any other circumstances bearing on any Borrower’s ability to perform.
Section 10.8    Counsel; Integration; Miscellaneous.
Mortgagor acknowledges that Mortgagor has had adequate opportunity to carefully read this Mortgage and to consult with an attorney of Mortgagor’s choice prior to signing it. No consent, approval or authorization of or notice to any person or entity is required in connection with Mortgagor’s execution of and obligations under this Mortgage, and Mortgagor acknowledges its execution and delivery of this Mortgage is made voluntarily without any duress or undue influence of any kind. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. This Mortgage is intended by the parties to be a fully integrated and final expression of their agreement. This Mortgage and the other Loan Documents incorporate all negotiations of the parties and constitute the parties’ entire agreement. Mortgagor acknowledges that is relying on no written or oral agreement, representation, warranty or understanding of any kind made by Mortgagee, or any employee, attorney or agent of Mortgagee, except for the agreements of Mortgagee set forth herein and in the Loan Documents.
[Signatures appear on following page.]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed under seal as of the day and year first written above.
MORTGAGOR:

KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:    KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company,
its sole member

By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:     /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-1

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of Orange

On September 13, 2017         before me, K.Godin                , Notary Public,
(here insert name of the officer)
personally appeared         Charles J. Schreiber, Jr.              who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature     /s/ K. Godin             (Seal)

EXHIBIT A
Legal Description

REAL PROPERTY IN THE CITY OF CHICAGO, COUNTY OF COOK, STATE OF ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

NOTE: THE PHRASE “VACATED 18 FOOT ALLEY” AS USED IN THESE LEGAL DESCRIPTIONS IS IN REFERENCE TO THE 18 FOOT WIDE NORTH-SOUTH ALLEY LYING IN BLOCK 50 WHICH WAS VACATED BY ORDINANCE RECORDED JANUARY 5, 1907 AS DOCUMENT NO. 3974491.

PARCEL 1:

THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 2A:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT, LYING BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF +23.00 FEET CHICAGO CITY DATUM AND LYING NORTH OF THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF SAID TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 2B:

EASEMENT FOR THE BENEFIT OF PARCELS 1, 2A AND 2C, AS CREATED BY THE DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS MADE BY CHICAGO AND NORTHWESTERN TRANSPORTATION COMPANY, A DELAWARE CORPORATION, AND CHICAGO TITLE AND TRUST COMPANY AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 31, 1982 AND KNOWN AS TRUST NUMBER 1079000, DATED MARCH 31, 1982 AND RECORDED SEPTEMBER 7, 1984 AS DOCUMENT 27245590, OVER THE FOLLOWING DESCRIBED PROPERTY:

A-1

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +23.00 FEET CHICAGO CITY DATUM, LYING BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF +59.63 FEET CHICAGO CITY DATUM, AND LYING NORTH OF THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF SAID TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS;

FOR THE CONSTRUCTION, MAINTENANCE, USE, REPAIR, REPLACEMENT, RENOVATION, RECONSTRUCTION AND IMPROVEMENT WITH CAISSONS, SUPPORT POSTS, ARCHES, COLUMNS OR OTHER SUPPORT DEVICES; AND FOR THE INSTALLATION AND MAINTENANCE OF UTILITY LINES.

PARCEL 2C:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +59.63 FEET CHICAGO CITY DATUM AND LYING NORTH OF THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF SAID TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PIN Nos.:
17-09-342-002-0000
17-09-342-004-0000
17-09-342-005-0000

FOR REFERENCE PURPOSES ONLY, THE ABOVE DESCRIBED PROPERTY IS COMMONLY KNOWN AS:
500 West Madison Street
Chicago, Illinois 60661

A-2